UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2018
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 3, 2018 the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) increased the number of Directors constituting the entire Board from eight (8) to nine (9), and, in accordance with Section 3.10 of the Company’s Amended and Restated By-laws, appointed Mr. W. Kent Lorenz as a Class III Director to fill the vacancy created by this increase. Mr. Lorenz was also appointed to the Audit Committee.
Mr. Lorenz is the retired Chairman and CEO of Acieta LLC, a provider of advanced industrial robotic automation systems to North American manufacturers and their global affiliates. He is the Managing Partner of DKR Investors LLC, a commercial real estate investment company based in Pewaukee, Wis. He has served as a member of the First Business Bank Board since August, 2017. In 2014, he was appointed to serve on the Wisconsin Technical College System Board of Directors where he currently serves as Board Secretary. Mr. Lorenz also serves on the advisory board of Essential Industries in Merton, Wis., and is an advisor to UW-Madison based startup C-Motive. In the local community, Mr. Lorenz serves on the Western Lakes Fire District Board of Directors as Treasurer and on the Advisory Board for Pewaukee High School’s “Project Lead the Way” program. He also has served on the United Way of Waukesha and Milwaukee’s Cabinet Committee for the past three years. He is the past Chairman of the Manufacturing Executive Committee for the Waukesha County Business Alliance.

There was no arrangement or understanding between Mr. Lorenz and any other persons pursuant to which Mr. Lorenz was selected to serve as a Director of the Company. Also, Mr. Lorenz has no relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than being entitled to the compensation payable to non-employee Directors as disclosed in the Company’s proxy statement for its Annual Meeting of Shareholders on May 22, 2018, Mr. Lorenz is not a party to any plans, contracts or arrangements providing for any grants, awards or other compensation payable to Mr. Lorenz by the Company.
The Board has considered what it believes to be all of the relevant facts and circumstances relating to the relationship between the Company and Mr. Lorenz, including the independence standards set forth in Nasdaq Rules 5605(a)(2) and 5605(c)(2)(A) and the independence standards set forth in Rule 10A-3(b)(1), and has determined that, in its opinion, Mr. Lorenz does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that he is an “Independent Director” for purposes of these Rules.

Item 7.01.	Regulation FD Disclosure.
A copy of the Company’s press release, dated July 9, 2018, relating to the appointment of Mr. Lorenz is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.
99.1 Press Release by First Business Financial Services, Inc. dated July 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2018	FIRST BUSINESS FINANCIAL SERVICES, INC. By: /s/ Barbara M. Conley Barbara M. Conley General Counsel